State of Delaware

Secretary of State

Division of Corporations

Delivered 04:48 PM 07/21/2011

FILED 04:44 PM 07/21/2011

SRV 110846114 - 4393713 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KOPR RESOURCES CORP.

____________________________________________________

KOPR RESOURCES CORP., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.The name of the Corporation is Kopr Resources Corp.

2.The date of the filing of the Corporation’s original Certificate of Incorporation with the Secretary of State was July 23, 2007.

3.This Amended and Restated Certificate of Incorporation has been duly adopted by the directors of the Corporation with approval by the Corporation’s stockholders in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law and the Board of Directors, with the stockholders’ approval, has resolved that the Certificate of Incorporation of the Corporation be deleted and replaced in its entirety with this Amended and Restated Certificate of Incorporation.

4.The text of the Corporation’s Amended and Restated Certificate of Incorporation is set forth in full on Exhibit A annexed hereto.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on this 19 day of July 2011.

KOPR RESOURCES CORP.

By: /s/ Andrea Schlectman

Name:  Andrea Schlectman

Title:  Chief Executive Officer

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Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KOPR RESOURCES CORP.

FIRST:  The name of this Corporation is Bullfrog Gold Corp.

SECOND:  The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Corporate Research, Ltd.

THIRD:  The nature of the business and of the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A.           Classes and Number of Shares.  The total number of shares of stock that the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000).  The classes and aggregate number of shares of each class which the Corporation shall have authority to issue are as follows:

1.           Two Hundred Million (200,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”); and

2.           Fifty Million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

B.           Blank Check Powers.  The Corporation may issue any class of the Preferred Stock in any series.  The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.  Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

FIFTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this

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Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SIXTH:  The original By-Laws of the Corporation shall be adopted by the incorporator.  Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

SEVENTH:  To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (1) for any breach of the directors’ duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived any improper personal benefit.  Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

EIGHTH:  The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.  The Corporation shall advance expenses to the fullest extent permitted by said section.  Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

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State of Delaware

Secretary of State

Division of Corporations

Delivered 05:26 PM 08/29/2011

FILED 05:16 PM 08/29/2011

SRV 110962149 - 4393713 FILE

BULLFROG GOLD CORP.

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

The undersigned, President and Chief Executive Officer of Bullfrog Gold Corp., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on August 26, 20 II;

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation, as amended, to provide by resolution or resolutions for the issuance of 50,000,000 shares of Preferred Stock, par value $0.0001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. Designation and Authorized Shares. The Corporation shall be authorized to issue Five Million (5,000,000) shares of Series A Preferred Stock, par value $0.000 I per share (the “Series A Preferred Stock”).

Section 2. Stated Value. Each share of Series A Preferred Stock shall have a stated value of $0.0001 per share (the “Stated Value”).

Section 3. Liquidation.

(a) Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series A Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value. All preferential amounts to be paid to the holders of Series A Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation’s Common Stock. If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series A Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Series A

1

Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b) Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

Section 4. Voting. Except as otherwise expressly required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series A Preferred Stock are convertible into at such time. Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

Section 5. Conversion.

(a) Conversion Right. Each holder of Series A Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to one (I) share of Common Stock for each one (I) share of Series A Preferred Stock surrendered.

(b) Conversion Procedure. In order to exercise the conversion privilege under Section 5, the holder of any shares of Series A Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series A Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice. At such time as the certificate or certificates representing the Series A Preferred Stock which has been converted are surrendered to the Corporation, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to Section 5. In case of conversion under Section 5 of only a part of the shares of Series A Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series A Preferred Stock which have not been converted. Until such time as the certificate or certificates representing Series A Preferred Stock which has been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such Series A Preferred Stock has been converted have been issued and delivered, the certificate or certificates representing the Series A Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series A Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

(c) Maximum Conversion. Notwithstanding anything to the contrary contained herein, a holder of shares of Series A Preferred Stock shall not be entitled to convert shares of Series A Preferred Stock if upon such conversion the number of shares of Common Stock to be received, together with the number of shares of Common Stock beneficially owned by the holder and its affiliates on the conversion date, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation on such conversion date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section l3(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The holder shall have the authority and obligation to determine whether the restriction contained in this Section 6( c) will limit any conversion hereunder and to the extent that the holder determines that the limitation contained in this Section applies, the determination of the number of shares of Series A Preferred Stock that are

2

convertible shall be the responsibility and obligation of the holder. The Holder may waive the conversion limitation described in this Section 6( c), in whole or in part, upon and effective after 61 days prior written notice to the Corporation to increase such percentage to up to 9.99%.

Section 6. Other Provisions.

(a) Reservation of Common Stock. The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series A Preferred Stock from time to time outstanding.

(b) Record Holders. The Corporation and its transfer agent, if any, for the Series A Preferred Stock may deem and treat the record holder of any shares of Series A Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 7. Restriction and Limitations. Except as expressly provided herein or as required by law so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series A Preferred Stock.

Section 8. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (e) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series A Preferred Stock shall receive such consideration as if such number of shares of Series A Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Fundamental Transaction. If, at any time while the Series A Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series A Preferred Stock, the Holders shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of such shares of Common

Stock.

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IN WITNESS WHEREOF, the Undersigned has executed this Certificate this 26th day Of Aug 2011.

BULLFROG GOLD CORP.

By: /s/ David Beling

Name: David Beling

Title: President and Chief Executive Officer

4

State of Delaware

Secretary of State

Division or Corporations

Delivered 11:28 AM 11/19/2012

FILED 11: 27 AM 11/19/2012

SRV 121241722 - 4393713 FILE

BULLFROG GOLD CORP.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

The undersigned, President, Chief Executive Officer and Chief Financial Officer of Bullfrog Gold Corp., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on October 26, 2012;

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation, as amended, to provide by resolution or resolutions for the issuance of 50,000,000 shares of Preferred Stock, par value $0.0001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

Section 1.             Designation and Authorized Shares.  The Corporation shall be authorized to issue Five Million (5,000,000) shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”).

Section 2.              Stated Value.  Each share of Series B Preferred Stock shall have a stated value of $0.25 per share (the “Stated Value”).

Section 3.              Liquidation.

(a)           Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series B Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value.  All preferential amounts to be paid to the holders of Series B Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series B Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation’s Common Stock.  If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the outstanding shares of Series B Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the  Series B Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the

Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b)           Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.  Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

Section 4.              Voting.  Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series B Preferred Stock are convertible into at such time.  Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

Section 5.              Conversion.

(a)           Conversion Right. Each holder of Series B Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series B Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to one (1) share of Common Stock for each one (1) share of Series B Preferred Stock surrendered.

(b)           Conversion Procedure.  In order to exercise the conversion privilege under Section 5, the holder of any shares of Series B Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series B Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice.  At such time as the certificate or certificates representing the Series B Preferred Stock which has been converted are surrendered to the Corporation, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to Section 5.  In case of conversion under Section 5 of only a part of the shares of Series B Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series B Preferred Stock which have not been converted.  Until such time as the certificate or certificates representing Series B Preferred Stock which has been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such Series B Preferred Stock has been converted have been issued and delivered, the certificate or certificates representing the Series B Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series B Preferred Stock have been converted.  The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

(c)           Maximum Conversion. (i) Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of the Series B Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the holder at such time, the number of shares of Common Stock which would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon the holder providing the Corporation with sixty-one (61) days’ advance notice (the “4.99% Waiver Notice”) that the holder would like to waive this Section 5(c)(i) with regard to any or all shares of Common Stock issuable upon conversion of the Series B Preferred Stock, this Section 5(c)(i) will be of no force or effect with regard to all or a portion of the Series B Preferred Stock referenced in the 4.99% Waiver Notice.

(ii)      Notwithstanding anything to the contrary set forth in this Certificate of Designation, at no time may all or a portion of the Series B Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the holder at such time, would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the holder providing the Corporation with sixty-one (61) days’ advance notice (the “9.99% Waiver Notice”) that the holder would like to waive this Section 5(c)(ii) with regard to any or all shares of Common Stock issuable upon conversion of the Series B Preferred Stock, this Section 5(c)(ii) will be of no force or effect with regard to all or a portion of the Series B Preferred Stock referenced in the 9.99% Waiver Notice.

Section 6.              Other Provisions.

(a)           Reservation of Common Stock.  The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series B Preferred Stock from time to time outstanding.

(b)           Record Holders.  The Corporation and its transfer agent, if any, for the Series B Preferred Stock may deem and treat the record holder of any shares of Series B Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 7.              Restriction and Limitations.  Except as expressly provided herein or as required by law so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series B Preferred Stock.

Section 8.              Certain Adjustments.

(a)           Stock Dividends and Stock Splits.  If the Corporation, at any time while the Series B Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series B Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series B Preferred Stock shall receive such consideration as if such number of shares of Series B Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)           Fundamental Transaction. If, at any time while the Series B Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series B Preferred Stock, the Holders shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of such shares of Common Stock.

(c)           Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Corporation’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the holders of the Series B Preferred Stock, (iii) the Corporation’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans that have been approved by a majority of the stockholders and a majority of the independent members of the board of directors and in existence as such plans are constituted on the date of this Certificate of Designation, (iv) securities issued upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Certificate of Designation on the terms then in effect including the permissible amendment thereof after the date hereof,  (v) the Corporation’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to consultants and service providers, and (vi) any and all securities required to be assumed by the Corporation by the terms thereof as a result of any of the foregoing even if issued by a predecessor acquired in connection with a business combination, merger or share exchange (collectively, the foregoing (i) through (vi) are “Excepted Issuances”), if at any time during the twenty four (24) months after the date hereof, the Corporation shall issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the per share purchase price paid herefore, without the consent of the holder of the Series B Preferred Stock, then the Corporation shall issue such additional number of shares of Series B Preferred Stock to the holder such that the holder will have received in total, that number of shares of Series B Preferred Stock had such holder paid a per share purchase price equal to the per share price of the Lower Price Issuance.  Common Stock issued or issuable by the Corporation for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.0001 per share of Common Stock.  The rights of a holder of Series B Preferred Stock set forth in this Section 8(c) are in addition to any other rights the holder of Series B Preferred Stock has pursuant to this Certificate of Designation, and any other agreement referred to or entered into in connection herewith or to which the holder of the Series B Preferred Stock and Corporation are parties.  The Company shall not enter into any variable, floating rate or similar agreement providing for issuance of any equity securities of the Company or convertible into securities of the Company on any basis in which the conversion or strike price thereof is determined on the basis of the market price of the Common Stock of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 19th day of November 2012.

BULLFROG GOLD CORP.

By: /s/ David Beling

Name: David Beling

Title: President, Chief Executive Officer and Chief Financial Officer

State of Delaware

Secretary of State

Division orCorporation5

Delivered 05:05 PM 12/18/2012

FILED 05:05 PM 12/18/2012

SRV 121359247 - 4393713 FILE

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

Bullfrog Gold Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.The name of the corporation is Bullfrog Gold Corp.

2.That an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Certificate”) (Title of Certificate Being Corrected) was filed by the Secretary of State of Delaware on August 29, 20 II and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.The inaccuracy or defect of said Certificate is: (must be specific)

Pursuant to Section S(c) of the Series A Certificate, the Corporation is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to the Corporation, 9.99%) in the aggregate of the issued and outstanding shares of the Corporation’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock. Pursuant to Section 4 of the Series A Certificate, the holders of the Series A Preferred Stock are entitled to vote together with the holders of the Corporation’s common stock on an as-converted basis on all matters submitted to stockholders of the Corporation. The correction is to add an internal cross reference in the voting section of the Series A Certificate to clarify that the rights of the holders of the Corporation’s Series A Preferred Stock to vote alongside the holders of the Corporation’s common stock on an as converted basis would be subject to the limitations set forth in Section S(c) of the Series A Certificate.

4.Section 4 of the Series A Certificate is corrected to read as follows:

“Voting. Except as otherwise expressly required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series A Preferred Stock are convertible into at such time, subject to the limitations set forth in Section S(c) herein. Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.”

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IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 18th day of December AD 2012.

By: /s/ David Beling

Authorized Officer Name: David Beling

Print or Type Title: Chief Executive Officer

2

State of Delaware

Secretary of State

Division orCorporation5

Delivered 05:05 PM 12/18/2012

FILED 05:06 PM 12/18/2012

SRV 121359252 - 4393713 FILE

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

Bullfrog Gold Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.The name of the corporation is Bullfrog Gold Corp.

2.That a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate”) (Title of Certificate Being Corrected) was filed by the Secretary of State of Delaware on November 19, 2012 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.The inaccuracy or defect of said Certificate is: (must be specific)

Pursuant to Section 5(c) of the Series B Certificate. the Corporation is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to the Corporation, 9.99%) in the aggregate of the issued and outstanding shares of the Corporation's common stock calculated immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Preferred Stock. Pursuant to Section 4 of the Series B Certificate, the holders of the Series B Preferred Stock are entitled to vote together with the holders of the Corporation's common stock on an as-converted basis on a\l matters submitted to stockholders of the Corporation. The correction is to add an internal cross reference in the voting section of the Series B Certificate to clarify that the rights of the holders of the Corporation's common stock to vote alongside the holders of the Corporation's common stock on an as-converted basis would be subject to the limitations set forth in Section Sec) of the Series B Certificate.

4.Section 4 of the Series A Certificate is corrected to read as follows:

“Voting. Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on a\l matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock such shares of Series B Preferred Stock are convertible into at such time, subject to the limitations set forth in Section S(c) herein. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.”

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IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 18th day of December AD 2012.

By: /s/ David Beling

Authorized Officer Name: David Beling

Print or Type Title: Chief Executive Officer

2

BULLFROG GOLD CORP.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

The undersigned, President, Chief Executive Officer and Chief Financial Officer of Bullfrog Gold Corp., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on July 1,2016;

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation, as amended, to provide by resolution or resolutions for the issuance of 50,000,000 shares of Preferred Stock, par value $0.0001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation's Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to amend, authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

WHEREAS, it is the desire of the Board of Directors, to amend the number of designated shares of Series B Preferred Stock and the Stated Value of the Series B Preferred Stock;

WHEREAS, it is the desire of the Board of Directors, other than the aforementioned amendment, to maintain all other terms and conditions of the Series B Preferred Stock as approved by the Board of Directors on October 26, 2012 and filed with the Delaware Secretary of State on November 19,2012;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. Designation and Authorized Shares. The Corporation shall be authorized to issue Forty Five Million (45,000,000) shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”).

Section 2. Stated Value. Each share of Series B Preferred Stock shall have a stated value of $0.0001 per share (the “Stated Value”).

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:38 PM 07/1112016

FILED 06:38 PM 0711112016

SR 20164860293 - File Number 4393713

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this 8th day of July 2016.

BULLFROG GOLD CORP.

By: /s/ David Beling

Name: David Beling

Title: President, Chief Executive Officer and Chief Financial Officer

2

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:10 PM 02/08/2017

FILED 04:10 PM 02/08/2017

SR 20170748849 - File Number 4393713

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

BULLFROG GOLD CORP.

The undersigned, President, Chief Executive Officer and Chief Financial Officer of Bullfrog Gold Corp., a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent and majority shareholder consent on January 26, 2017;

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Certificate of Amendment of Certificate of Incorporation of the Corporation, as amended, to provide by resolution or resolutions for the authorization of classes and number of shares of Common Stock, par value $0.0001 per share, and Preferred Stock, par value $0.0001 per share, of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation’s Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to amend, authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

WHEREAS, it is the desire of the Board of Directors, other than the aforementioned amendment, to maintain all other terms and conditions of the Certificate of Incorporation as filed with the Delaware Secretary of State on July 21, 2011;

NOW, THEREFORE, BE IT RESOLVED:

FOURTH:

A.Classes and Number of Shares.  The total number of shares of stock that the Corporation shall have authority to issue is One Billion (1,000,000,000).  The classes and aggregate number of shares of each class which the Corporation shall have authority to issue are as follows:

1.Seven Hundred Fifty Million (750,000,000) shares of common stock, par value $0.0001 per share; and

2.Two Hundred Fifty Million (250,000,000) shares of preferred stock, par value $0.0001 per share.

That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this 26th day of January 2017.

BULLFROG GOLD CORP.

By: /s/ David Beling

Name: David Beling

Title: President, Chief Executive Officer and Chief Financial Officer

2

State of Delaware

Secretary of State

Division of Corporations

Delivered 07:58 PM 01/11/2021

FILED 07:58 PM 01/11/2021

SR 20210081829 - File Number 4393713

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BULLFROG GOLD CORP.

Bullfrog Gold Corp. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

FIRST. The amendments to the Corporation's Amended and Restated Certificate of Incorporation, as amended, as set forth below, were duly adopted by the Board of Directors by written consent in accordance with the provisions of Sections 141 and 242 of the DGCL, declaring said amendments to be advisable and directing that said amendments be considered for approval by the stockholders of the Corporation by written consent.

SECOND. That the amendments set forth below were approved by the stockholders of the Corporation by written consent in accordance with Sections 228 and 242 of the DGCL, which written consent was signed by holders representing the necessary number of shares, as required by the DGCL, to vote in favor of the amendment and that the said amendments were duly adopted in accordance with the provisions of Section 242 of the DGCL.

THIRD. That upon the Effective Time of this Certificate of Amendment, Article I of the Amended and Restated Certificate of lncorporation, as amended, is hereby amended to read in its entirety as follows:

"FIRST: The name of the Corporation is Augusta Gold Corp."

FOURTH. That upon the Effective Time of this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as amended, is hereby amended by adding the following to the end of Article IV.A:

"Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every six (6) shares of the Corporation's issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding or held by the Corporation in treasury stock immediately prior to 12:01 a.m. Eastern Standard Time on January 26, 2021 shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (I) validly issued, fully paid and non-assessable share of the Corporation's Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article (taking into consideration all shares of Common Stock owned by such stockholder), such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued."

FIFTH. Except as herein amended, the Corporation's Amended and Restated Certificate of Incorporation, as amended, shall remain in full force and effect.

SIXTH. The Effective Time of this Certificate of Amendment will be January 26, 2021 at 12:01 a.m. Eastern Standard Time.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 11th day of January, 2021.

BULLFROG GOLD CORP.

By: (signed) Tom Ladner

Its: Vice President, Legal

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